Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-142271) and on Form S-3/A (No. 333-142278) of DCP Midstream Partners, LP of our report dated March 24, 2008 with respect to the consolidated financial statements of Michigan Pipeline and Processing, LLC and Subsidiaries as of and for the year ending December 31, 2007 appearing in this Current Report on Form 8-K/A, Amendment No. 1 (No. 001-32678) under the Securities and Exchange Act of 1934.

/s/ Plante & Moran, PLLC

Grand Rapids, Michigan

October 20, 2008